EXHIBIT 5.1

[Letterhead of Womble Carlyle Sandridge & Rice, LLP]

May 25, 2017

Hilton Grand Vacations Inc.

6355 MetroWest Boulevard

Suite 180

Orlando, Florida 32835

Re:	Registration Statement on Form S-1
SEC Registration No. 333-

Ladies and Gentlemen:

We have acted as counsel to Hilton Grand Vacations Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act“), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 25, 2017. The Registration Statement relates to the potential resale from time to time by certain stockholders of the Company (the “Selling Stockholders”) of up to 15,008,689 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

This opinion is delivered to you pursuant to Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Shares.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the Company will continue to be incorporated and in good standing under the Delaware General Corporation Law; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Shares; (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any securities offered thereby or any Selling Stockholders; (iii) all Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement; and (iv) at the time of the offering, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Shares.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law, as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Shares offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 and to the reference to the name of our firm in the Registration Statement, any applicable prospectus supplement and accompanying prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, LLP